Exhibit 5.1



                                                  August 14, 2009

Board of Directors
Acme United Corporation
60 Round Hill Road
Fairfield, CT 06824

Dear Sirs and Madam:

         We are corporate general counsel for Acme United Corporation (the "Company"). We are delivering this opinion in connection with the filing with the Securities and Exchange Commission (the "Commission") on or about the date hereof of a Form S-8 Registration Statement (the "Registration Statement") relating to 150,000 shares of Common Stock, par value $2.50 per share, of the Company (the "Shares") to be offered pursuant to the Acme United Corporation Employee Stock Option Plan, as amended (the "Plan").

         We have examined and are familiar with (i) the Restated Certificate of Incorporation and the Bylaws of the Company; (ii) the corporate proceedings approving the Plan; (iii) the Plan; (iv) a form of the option agreements for the Shares; and (v) such other documents and instruments as we have considered necessary for the purposes of the opinions hereinafter set forth.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         Based upon the foregoing, we are of the opinion that:


          1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Connecticut.


          2. Upon issuance and delivery of the Shares pursuant to the Plan and the relevant option agreements thereunder after the date hereof, and payment to the Company of the required option price for the Shares, the Shares will be validly issued, fully paid, and nonassessable.

                                      (1)

Board of Directors
Acme United Corporation
___________, 2009
Page 2

         This opinion letter is provided to you for your benefit solely with regard to the Registration Statement, may be relied upon by you only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We are members of the Bar of the State of Connecticut and some of us are members of other jurisdictions not relevant herein. In connection herewith, we express no opinion on the laws of any jurisdiction other than the laws of the State of Connecticut.

         We hereby consent to the use of this opinion and our names in connection with the Registration Statement filed with the Commission to register the Shares.

                                            Very truly yours,

                                            BRODY WILKINSON PC



                                            By:_______________________________
                                                James E. Rice, Vice President

                                      (2)